Exhibit 5.1 & 23.2

ALEX & GAXIOLA, P.C.

ATTORNEYS AT LAW

Andrew R. Alex	1717 East Bell Road, Suite One
Richard Gaxiola	Phoenix, AZ 85022

Of Counsel	Telephone (602) 971-1775
William F. Doran*	Facismile (602) 867-7833

* ADMITTED in Arizona and Michigan

July 2, 2008

Daniel R. Anderson, President

LMB Technologies, Inc.

1303 North Division, Suite C

Spokane, Washington 99202

Re:

LMB Technologies, Inc. Registration Statement on form S-1

Dear Mr. Anderson:

I have acted as counsel for LMB Technologies, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 8,000,000 shares of the Company's common stock.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement dated July 2, 2008; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as I have deemed relevant. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion expressed.

Based on the foregoing, I am of the opinion that the common stock to be sold by the Company will be validly issued, fully paid and non-assessable when issued by the Company for the consideration for the shares described in the Registration Statement has been received. This opinion is based on Nevada general corporate law, which includes statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws.

I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and any references to myself under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

/s/ William F. Doran

William F. Doran

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